Exhibit 99.1

Intapp Announces First Quarter Fiscal Year 2022 Financial Results

•	First quarter total revenue of $62.2 million, up 29% year-over-year
•	First quarter SaaS and support revenue of $43.5 million, up 31% year-over-year
•	Cloud annual recurring revenue (ARR) of $125.3 million, up 56% year-over-year

PALO ALTO, Calif., Nov. 10, 2021 – Intapp, Inc. (NASDAQ: INTA), a leading provider of industry-specific, cloud-based software solutions that enable connected professional and financial services firms, announced its financial results for the first quarter of fiscal year 2022 ended September 30, 2021.

“In our fiscal first quarter, we are pleased to report a 56% increase in Cloud ARR,” said CEO John Hall. “This sales momentum is driven by demand for our purpose-built Cloud platform, which addresses the unique needs of the global professional and financial services industry that facilitates the world's economy.”

First Quarter of Fiscal Year 2022 Financial Highlights

•	Total revenue was $62.2 million, representing a 29% year-over-year increase compared to the first quarter of fiscal year 2021.
•	SaaS and support revenue was $43.5 million, representing a 31% year-over-year increase compared to the first quarter of fiscal year 2021.
•

Cloud ARR was $125.3 million, representing a 56% year-over-year increase compared to the first quarter of fiscal year 2021. Cloud ARR represented 55% of total ARR in the first quarter of fiscal year 2022, as compared to 45% at the end of the prior year quarter.

•	Total ARR was $228.6 million, representing a 27% year-over-year increase compared to the first quarter of fiscal year 2021.
•

GAAP operating loss was $23.6 million, compared to a GAAP operating loss of $4.3 million in the first quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP operating loss was $0.9 million, compared to a non-GAAP operating profit of $3.6 million in the first quarter of fiscal year 2021.
•

GAAP net loss attributable to common stockholders was $25.1 million, compared to a GAAP net loss attributable to common stockholders of $14.2 million in the first quarter of fiscal year 2021, primarily reflecting an increase in non-cash stock compensation expense.

•	Non-GAAP net loss attributable to common stockholders was $2.4 million, compared to a non-GAAP net loss attributable to common stockholders of $2.6 million in the first quarter of fiscal year 2021.
•

GAAP net loss per share attributable to common stockholders was $0.42, compared to a GAAP net loss per share attributable to common stockholders of $0.55 in the first quarter of fiscal year 2021. Net loss per share attributable to common stockholders for the three months ended September 30, 2021 includes, on a weighted-average basis, 19.0 million shares of common stock issued upon the conversion of convertible preferred stock and 12.1 million shares of common stock issued upon the completion of our initial public offering.

•

Non-GAAP net loss per share attributable to common stockholders was $0.04, compared to a non-GAAP net loss per share attributable to common stockholders of $0.10 in the first quarter of fiscal year 2021.

Business Highlights

•	We served more than 1,950 clients, 446 of which generated more than $100,000 of ARR.
•	Our trailing twelve months’ net revenue retention rate was above our expected range of 108% to 112%.
•	We paid off our debt of $278.0 million in full with proceeds from our initial public offering.
•	We expanded DealCloud’s deal and pipeline platform functionality to better serve our clients in the real estate investment management business.
•

We introduced new Relationship Intelligence capabilities to our platform, which uses our applied AI to help dealmakers leverage their professional and firm networks for better sourcing, business development and fundraising.

Second Quarter and Full Fiscal Year 2022 Outlook

Fiscal 2022 Outlook
	Second Quarter	Fiscal Year
SaaS and support revenue (in millions)	$43.0 - $44.0	$177.0 - $181.0
Total revenue (in millions)	$58.0 - $59.0	$248.0 - $252.0
Non-GAAP operating loss (in millions)	$4.0 - $5.0	$13.0 - $17.0
Non-GAAP net loss per share	$0.07 - $0.09	$0.29 - $0.33

The information presented above includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net loss,” and “non-GAAP net loss per share.”  Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Webcast

The company will host a conference call for analysts and investors on Wednesday, November 10, 2021, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 1,950 of the premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year of fiscal year 2022, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our inability to continue our growth at or near historical rates; our history of losses; the impact of the COVID-19 pandemic on U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; data breaches, unauthorized access to client data or other disruptions of our solutions; U.S. and global market and economic conditions, particularly adverse to our targeted industries; a decline in our client renewals and expansions; the length and variability of our sales cycle; our ability to compete in highly competitive markets; our ability to develop, introduce and market new and enhanced versions of our solutions; our ability to develop or sell our solutions into new markets or further penetrate existing markets; the ability of our products to function within the heavily regulated professional and financial services industry; the development of the market for SaaS solutions for professional and financial services; additional complexity, burdens, and volatility in connection with our international sales and operations; and third parties asserting that we are infringing or violating their intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021 filed with the Securities and Exchange Commission and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related transaction costs, and non-cash cumulative preferred dividends. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include Cloud ARR, total ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

The Company believes these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources. The Company believes these non-GAAP financial measures and other metrics provide useful information to investors regarding certain financial and business trends relating to Intapp’s financial condition and results of operations.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense and amortization of intangible assets that may be incurred in the future. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the estimated weighted average shares outstanding for the period.

Investor Contact

Barry Hutton

The Blueshirt Group, for Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

Intapp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30, 2021	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$54,937	$37,636
Restricted cash	3,727	3,827
Accounts receivable, net of allowance for doubtful accounts of $911 and $764 as of September 30, 2021 and June 30, 2021, respectively	31,699	48,573
Unbilled receivables, net	7,015	6,840
Other receivables, net	572	858
Prepaid expenses	8,605	9,591
Deferred commissions, current	7,519	6,551
Total current assets	114,074	113,876
Property and equipment, net	10,774	10,674
Goodwill	262,015	262,270
Intangible assets, net	49,040	52,349
Deferred commissions, noncurrent	11,076	10,414
Other assets	1,001	10,244
Total assets	$447,980	$459,827
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,047	$2,198
Accrued compensation	20,517	29,218
Accrued expenses	7,303	9,953
Deferred revenue, net	109,437	107,893
Other current liabilities	28,382	22,621
Total current liabilities	170,686	171,883
Deferred tax liabilities	5,461	5,705
Long-term deferred revenue, net	938	1,908
Other liabilities	5,457	18,170
Debt, net	—	275,593
Total liabilities	182,542	473,259
Convertible preferred stock, $0.001 par value per share, zero and 19,870,040 shares authorized as of September 30, 2021 and June 30, 2021, respectively; zero and 19,034,437 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively; liquidation preference of $0 and $203,340 as of September 30, 2021 and June 30, 2021, respectively	—	144,148
Stockholders’ equity (deficit)
Preferred stock, $0.001 par value per share, 50,000,000 and zero shares authorized as of September 30, 2021 and June 30, 2021, respectively; no shares issued or outstanding as of September 30, 2021 and June 30, 2021	—	—
Common stock, $0.001 par value per share, 700,000,000 and 65,000,000 shares authorized as of September 30, 2021 and June 30, 2021, respectively; 60,926,767 and 29,444,577 shares issued and outstanding as of September 30, 2021 and June 30, 2021, respectively	61	29
Additional paid-in capital	577,339	128,943
Accumulated other comprehensive loss	(774)	(494)
Accumulated deficit	(311,188)	(286,058)
Total stockholders’ equity (deficit)	265,438	(157,580)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$447,980	$459,827

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Revenues
SaaS and support	$43,489	$33,105
Subscription license	10,584	9,996
Total recurring revenues	54,073	43,101
Professional services	8,117	5,042
Total revenues	62,190	48,143
Cost of revenues
SaaS and support	11,342	9,279
Total cost of recurring revenues	11,342	9,279
Professional services	11,034	7,704
Total cost of revenues	22,376	16,983
Gross profit	39,814	31,160
Operating expenses:
Research and development	16,970	11,954
Sales and marketing	25,645	15,338
General and administrative	20,830	8,144
Total operating expenses	63,445	35,436
Operating loss	(23,631)	(4,276)
Loss on debt extinguishment	(2,407)	—
Interest expense	(159)	(6,279)
Other income, net	879	268
Net loss before income taxes	(25,318)	(10,287)
Income tax benefit (expense)	188	(120)
Net loss	(25,130)	(10,407)
Less: cumulative dividends allocated to preferred stockholders	—	(3,811)
Net loss attributable to common stockholders	$(25,130)	$(14,218)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.55)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,085	25,984

Intapp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(25,130)	$(10,407)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,052	3,262
Amortization of deferred financing costs	—	294
Provision for doubtful accounts	291	(49)
Stock-based compensation	19,028	4,590
Loss on debt extinguishment	2,407	—
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(955)	—
Deferred income taxes	(244)	(142)
Other	36	—
Changes in operating assets and liabilities:
Accounts receivable	16,768	(10)
Unbilled receivables, current	(175)	435
Prepaid expenses and other assets	1,105	(42)
Deferred commissions	(1,630)	(147)
Accounts payable and accrued liabilities	(5,481)	(3,902)
Deferred revenue, net	574	(2,038)
Other liabilities	(5,997)	(2,671)
Net cash provided by (used in) operating activities	4,649	(10,827)
Cash Flows from Investing Activities
Purchases of property and equipment	(32)	(398)
Capitalized internal-use software costs	(831)	(346)
Net cash used in investing activities	(863)	(744)
Cash Flows from Financing Activities
Payments on borrowings	(278,000)	(5,000)
Proceeds from initial public offering, net of underwriting discounts	292,758	—
Payments for deferred offering costs	(3,389)	—
Proceeds from common stock issuance	—	29,020
Proceeds from stock option exercises	2,261	5,705
Repurchase of common stock	—	(1,892)
Net cash provided by financing activities	13,630	27,833
Effect of foreign exchange rates on cash and cash equivalents	(215)	30
Net increase in cash, cash equivalents and restricted cash	17,201	16,292
Cash, cash equivalents and restricted cash - beginning of period	41,463	43,159
Cash, cash equivalents and restricted cash - end of period	$58,664	$59,451
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$54,937	$58,344
Restricted cash	3,727	1,107
Total cash, cash equivalents and restricted cash	$58,664	$59,451

Intapp, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Unaudited, in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP gross profit

	Three Months Ended September 30,
	2021	2020
Gross profit	$39,814	$31,160
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	748	246
Amortization of intangible assets	1,964	1,752
Non-GAAP gross profit	$42,526	$33,158

Non-GAAP operating expenses

	Three Months Ended September 30,
	2021	2020
Research and development	$16,970	$11,954
Stock-based compensation	(4,350)	(1,026)
Non-GAAP research and development	$12,620	$10,928

Sales and marketing	$25,645	$15,338
Stock-based compensation	(6,469)	(1,585)
Amortization of intangible assets	(1,239)	(992)
Non-GAAP sales and marketing	$17,937	$12,761

General and administrative	$20,830	$8,144
Stock-based compensation	(7,461)	(2,239)
Amortization of intangible assets	(106)	—
Change in fair value of contingent consideration	(337)	—
Acquisition-related transaction costs	(81)	—
Non-GAAP general and administrative	$12,845	$5,905

Non-GAAP operating profit (loss)

	Three Months Ended September 30,
	2021	2020
Operating loss	$(23,631)	$(4,276)
Adjusted to exclude the following (including the portion related to total cost of revenues):
Stock-based compensation	19,028	5,096
Amortization of intangible assets	3,309	2,744
Change in fair value of contingent consideration	337	—
Acquisition-related transaction costs	81	—
Non-GAAP operating profit (loss)	$(876)	$3,564

Non-GAAP net loss

	Three Months Ended September 30,
	2021	2020
Net loss attributable to common stockholders	$(25,130)	$(14,218)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	19,028	5,096
Amortization of intangible assets	3,309	2,744
Change in fair value of contingent consideration	337	—
Acquisition-related transaction costs	81	—
Non-cash cumulative preferred dividends	—	3,811
Non-GAAP net loss attributable to common stockholders	$(2,375)	$(2,567)

GAAP net loss per share attributable to common stockholders	$(0.42)	$(0.55)
Non-GAAP net loss per share attributable to common stockholders	$(0.04)	$(0.10)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,085	25,984